UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2008
WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)
(504) 586-7272
(Registrant’s Telephone Number, including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     In connection with the United States Department of Treasury’s (the “Treasury”) Capital Purchase Program, which was announced on October 14, 2008 as a part of the Emergency Economic Stabilization Act of 2008 (the “EESA”), on December 19, 2008, Whitney Holding Corporation (“Whitney”) entered into a Letter Agreement that incorporates by reference the Securities Purchase Agreement (the “Agreement”) with the Treasury. Pursuant to the Agreement, Whitney agreed to issue and sell 300,000 shares of Fixed Rate Cumulative Perpetual Series A Preferred Stock, no par value (the “Preferred Stock”), having a liquidation amount to $1,000 per share, and a warrant (the “Warrant”) to purchase 2,631,579 shares of Whitney’s common stock at an initial per share exercise price of $17.10 to the Treasury for a total purchase price of $300 million.
     The Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. Whitney may not redeem the Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in Charter Amendment 2, which is described in Item 5.03 hereof and attached as Exhibit 3.1 hereto). After three years, Whitney may, at its option, redeem the Preferred Stock at liquidation value plus accrued and unpaid dividends. The Preferred Stock is generally non-voting. Prior to December 19, 2011, unless Whitney has redeemed all of the Preferred Stock or the Treasury has transferred all of the Preferred Stock to a third party, the Treasury’s consent will be required for Whitney to increase its common stock dividend above $0.31 per share or repurchase its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Agreement. A consequence of the Preferred Stock purchase includes certain restrictions on executive compensation, as well as a restriction that could limit the tax deductibility of compensation Whitney pays to executive management. The Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
     The Warrant expires 10 years from the issuance date and provides for the adjustment of the exercise price and the number of shares of Whitney’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Whitney’s common stock, and upon certain issuances of Whitney’s common stock (or rights or warrants convertible into or exchangeable for shares of common stock) at less than 90% of Whitney’s Market Price (as defined in the Warrant). If, on or prior to December 31, 2009, Whitney receives aggregate gross cash proceeds of not less than $300 million from “qualified equity offerings,” the number of shares of common stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

     Both the Preferred Stock and the Warrant will be accounted for as components of Tier 1 capital.
     The Preferred Stock and the Warrant were issued on December 19, 2008 in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of the Treasury at any time, Whitney has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Stock may be deposited and depositary shares (“Depositary Shares”) may be issued, representing fractional shares of Preferred Stock. Whitney has agreed to register the Preferred Stock, the Warrant, the shares of common stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant. Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (1) Whitney’s receipt of aggregate gross proceeds of not less than 100% of the shares of the Preferred Stock in one or more “qualified equity offerings” and (2) December 31, 2009.
     On December 19, 2008, Whitney issued a press release announcing the completion of the transaction described in this Item 1.01. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     Prior to December 19, 2011, unless Whitney has redeemed the Preferred Stock or the Treasury has transferred the Preferred Stock to a third party, the consent of the Treasury will be required for Whitney to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.31 per share of common stock) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Agreement.
     In addition, under the terms of the Preferred Stock, Whitney’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Preferred Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Impact of the Treasury Transaction on Senior Executive Officers
     As a condition to the closing of the transaction under the Treasury’s Capital Purchase Program, each of Whitney’s Senior Executive Officers (as defined in the Agreement) (the “Senior Executive Officers”), (1) executed a waiver voluntarily waiving any claim against the Treasury or Whitney for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements) (the “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of Whitney acquired through the Capital Purchase Program; and (2) entered into a letter agreement with Whitney (the “Letter Agreement”) amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any debt or equity securities of Whitney acquired pursuant to the Agreement or the Warrant, to comply with Section 111(b) of the EESA, including a prohibition on “golden parachute” payments and a requirement that bonus and incentive compensation be subject to recovery or “clawback” by Whitney if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance criteria.
     The form of Letter Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.
Appointment of New Directors
     On December 17, 2008, pursuant to the Board of Director’s authority to increase the number of directors and to fill vacancies on the board in accordance with Whitney’s Charter, the Board of Directors elected two new directors: A.R. Blossman, Jr. and Terence E. Hall. The Board of Directors has not yet appointed either new director to any board committee.
     Mr. Hall has no related persons transactions with Whitney.
     Mr. A.R. Blossman has certain related persons transactions with Whitney that are disclosed below in this Form 8-K. Whitney now employs Gary Blossman, the son of Mr. A.R. Blossman, the former Board Chairman of Parish National Bank. Gary Blossman was formerly the President and Chief Executive Officer of Parish National Corporation and Parish National Bank, which Whitney acquired on November 7, 2008.
     Gary Blossman is a Senior Vice President now serving as Whitney National Bank’s Northshore Regional President. His annual base salary is $240,000. On December 15, 2008, he received a lump sump payment of $480,000 as compensation for entering into a Protective Covenant (Non-compete) Agreement with Whitney. He will participate in Whitney’s regional president’s incentive plan beginning in 2009 (he is eligible for a bonus of as much as seventy percent of base salary) and Whitney anticipates that he will participate in the Whitney’s long term incentive program when awards are made in June 2009. In settlement of the Deferred Compensation Agreement he had with Parish National Bank, Gary Blossman will receive a lump sum payment of $5,131,160 on or about January 15, 2009.

     In connection with Whitney’s acquisition of Parish National Corporation, Whitney agreed to sell certain assets of Parish National Corporation at book value to certain directors and officers of Parish National Corporation. Parish Financial Services, Inc., at the time a wholly owned subsidiary of Parish National Bank, sold an airplane along with related equipment and a leasehold interest in hangar space to two entities of which Mr. A.R. Blossman is a member and manager for a total of approximately $2.2 million. The $2.2 million represented the book value of those assets on the financial statements of Parish Financial Services, Inc. as of November 30, 2008. This transaction closed on December 3, 2008.
     Mr. A.R. Blossman’s son, Roy E. Blossman, is a founding partner and member of executive management of one of the Company’s primary law firms, Carver, Darden, Koretzky, Tessier, Finn, Blossman & Areaux, LLC. Since January 1, 2008, Carver Darden billed Whitney approximately $900,000 for legal services, and Whitney customers paid an additional approximately $650,000 of legal expenses incurred by Whitney in connection with loan closings directly to the law firm. The Carver Darden law firm has regularly provided legal services to Whitney since the law firm’s organization in 1994 and provided substantial services to Parish National Corporation and Parish National Bank prior to, and in connection with, Whitney’s acquisition of these entities on November 7, 2008.
     On December 18, 2008, Whitney issued a press release announcing the election of the new directors as described in this Item 5.02. The press release is attached hereto as Exhibit 99.2.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Charter
     On December 17, 2008, following approval by the shareholders of Whitney and in accordance with the Louisiana Business Corporation Law, Whitney filed with the Louisiana Secretary of State an Amendment to Charter (“Charter Amendment 1”) for the purpose of amending its Charter to increase the number of authorized shares of common stock from 100 million to 200 million and to authorize the issuance of 20 million shares of preferred stock. Additionally, after amending the Charter to authorize preferred stock, the board adopted an Amendment to the Charter to fix the designations, preferences, limitations and relative rights of the Fixed Rate Cumulative Perpetual Series A Preferred Stock to be issued to the Treasury in connection with Whitney’s participation in the Capital Purchase Program “Charter Amendment 2”).
     The Composite Charter, including Charter Amendments 1 and 2, is attached hereto as Exhibit 3.1 and incorporated by reference herein.
Amendment to By-Laws
     On December 17, 2008, the Board of Directors unanimously approved a waiver of the retirement age provision in Section 5A(1) of the By-Laws to allow (1) two directors previously elected by the shareholders to five year terms ending in 2011 and 2012 to finish their current terms without regard to the age limitation contained in the By-Laws, and (2) the appointment by the Board of a new director whose age exceeded this limit. The Board intends to recommend the new director to the shareholders at the 2009 annual meeting, to stand for election to a term ending at the 2011 annual meeting.
     The By-Laws are attached hereto as Exhibit 3.2 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Composite Charter

3.2	By-Laws

4.1	Form of Certificate for Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated December 19, 2008, between Whitney Holding Corporation and the United States Department of the Treasury with respect to the issuance and sale of the Preferred Stock and the Warrant

10.2	Form of Letter Agreement executed by each of Whitney’s Senior Executive Officers

99.1	Press release announcing closing of transaction

99.2	Press release announcing election of directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION
By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Executive Vice President and Chief Financial Officer

Date: December 23, 2008